UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2012

WIN GLOBAL MARKETS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51255	98-0374121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Igal Alon Street, Tel-Aviv, Israel	67891
(Address of principal executive offices)	(Zip Code)

(972)-73-755-4500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act(17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under theExchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under theExchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 29, 2012, Ron Lubash was appointed a member of the Board of Directors of the registrant by the current members of the Board of Directors. Currently, Mr. Lubash is not named as a member of any committee of the registrant’s Board of Directors.

Upon his appointment, the registrant’s Board of Directors granted Mr. Lubash 600,000 options (the “Options”) pursuant to the registrant’s 2004 Global Share Option Plan (the “Plan”).  The Options have an exercise price per share of $0.10, vest quarterly over a two year period beginning on the grant date and expire five years from the grant date.  For further information on the Plan, please see (i) the registrant’s discussion in “Item 11. Executive Compensation” of its Annual Report on Form 10-K for the year ended December 31, 2010, and (ii) a copy of the Plan included as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed November 30, 2004, as amended and included as Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed May 10, 2006, with each such Exhibit 10.1 being incorporated herein by reference.

Mr. Lubash was appointed to the registrant’s Board of Directors by Ricx Investments Ltd. (“Ricx”) pursuant to the terms of the Securities Purchase Agreement (the “SPA”) dated August 22, 2011 between the registrant and Wigam LLC (“Wigam”).  On August 31, 2011, Wigam sold and assigned all of its rights under the SPA to Ricx.  Under the SPA, the registrant granted the purchaser of the securities thereunder (Ricx) the right to appoint one director to the registrant’s Board of Directors, and to substitute the director appointed by it, from time to time.  The director appointed by Ricx may not be dismissed or replaced without Ricx’s prior written consent except for cause, in which event Ricx may appoint a replacement director.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIN GLOBAL MARKETS, INC.
(registrant)
By: /s/ Shimon Citron
Date: March 30, 2012	Shimon Citron
Chief Executive Officer